EXHIBIT 23.1


            Consent of Independent Registered Public Accounting Firm


The Board of Directors
Medical Nutrition USA, Inc.


We consent to the use of our report incorporated by reference in the registration statement and to the reference to our firm under the heading "Experts" in the prospectus.


                                       /s/ Goldstein & Ganz, PC


Great Neck, NY
March 30, 2006